CERTIFICATE OF TRUST OF BURLINGTON RESOURCES CAPITAL I


     THIS Certificate of Trust of Burlington Resources Capital I (the "Trust") is being duly executed and filed by Chase Bank of Texas, National Association, a national banking association, Chase Manhattan Bank Delaware, a Delaware banking corporation, and John E. Hagale, an individual, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. ss.3801 et seq.).

     1. Name. The name of the business trust formed hereby is Burlington Resources Capital I.

     2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801.

     3. Effective Date. This Certificate of Trust shall be effective upon filing.

     IN WITNESS WHEREOF, the undersigned, being all of the trustees of the Trust, have executed this Certificate.

                               CHASE BANK OF TEXAS, NATIONAL ASSOCIATION

                               By:      /s/ Nancy J. Pugsley
                                     -----------------------------------
                                        Name:   Nancy J. Pugsley
                                        Title:  Vice President and
                                                  Financial Officer

                               CHASE MANHATTAN BANK DELAWARE

                               By:      /s/ Denis Kelly
                                     -----------------------------------
                                        Name:   Denis Kelly
                                        Title:  Trust Officer

                               /s/ John E. Hagale
                               -----------------------------------
                               Name:  John E. Hagale